MetLife 1095 Avenue of the Americas 19th Floor New York, NY 10036 212 578-2211

Nancy H. Badeer

VP & Associate General Counsel

Law Department

T: 212-578-6810    F: 212-251-1566

April 8, 2016

Board of Directors

MetLife Insurance Company USA

1209 Orange Street

Wilmington, DE 19801

Re:	Opinion of Counsel

Pre-Effective Amendment No. 1 to the Registration Statement

MetLife Insurance Company USA

File No. 333-208664

MetLife Shield Level Selector/SM/ Annuity

Ladies and Gentlemen:

I am an Associate General Counsel to the MetLife Group and provide legal counsel to MetLife Insurance Company USA. This opinion is furnished in connection with the proposed offering of a certain single premium deferred index-linked annuity contract (the “Contract”) issued by MetLife Insurance Company USA (“Company”) under Pre-Effective Amendment No. 1 to Registration Statement No. 333-208664 filed on April 8, 2016 (the “Registration Statement”) and described therein, filed by the Company under the Securities Act of 1933, as amended.

I have made such examination of law and examined such records of the Company and other documents as in my judgment are necessary or appropriate to render the opinion expressed below.

I am of the following opinions:

1. The Company is duly organized and existing under the laws of the State of Delaware and has been duly authorized to do business and to issue annuity contracts by the Insurance Commissioner of the State of Delaware.

2. The Contract covered by the above Registration Statement, and all amendments relating thereto, when delivered and when the first purchase payment made by an owner all in accordance with the prospectus (the “Prospectus”) included in the Registration Statement and in compliance with the applicable local law, will be a legal and binding obligation of the Company in accordance with its terms. Owners of Contracts, as such, will not be subject to any deductions and charges by the Company other than those described in the Contract and as referred to in the Prospectus.

I hereby consent to the use of this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,

/s/ Nancy H. Badeer
Nancy H. Badeer
VP & Associate General Counsel